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               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-29481, 333-66011 and 333-88403) of Javelin
Systems, Inc. of our report dated August 31, 1999 relating to the financial statements, which appears in this Form 10-KSB/A.

PricewaterhouseCoopers LLP

Costa Mesa, California
October 25, 1999